Exhibit 23.01

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8, as listed below, of Ingram Micro Inc., of our report dated September 29, 2004, of the Ingram Micro 401(k) Investment Savings Plan:

Registration Form	File No.	Effective Date
Form S-8	333-43447	December 30, 1997

BDO Seidman, LLP
Los Angeles, California
September 29, 2004

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